UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF CONSECO

     The unaudited pro forma consolidated statements of operations of Conseco, Inc. ("Conseco") for the year ended December 31, 1995, and for the six months ended June 30, 1996, present the consolidated operating results for Conseco as if the following transactions, which have already occurred, had occurred on January 1, 1995: (1) the call of Conseco's Series D Convertible Preferred Stock (the "Series D Call") completed on September 26, 1996; and (2) the acquisition of all of the outstanding common stock of American Life Holdings, Inc. ("ALH"), not previously owned by Conseco, and related transactions (the "ALH Transaction") completed on September 30, 1996.

     The pro forma consolidated statement of operations data for Conseco for the year ended December 31, 1995, set forth in the unaudited pro forma consolidated statement of operations under the column "Pro forma Conseco before the Series D Call and the ALH Transaction" reflect the prior application of certain pro forma adjustments for the following transactions, all of which have already occurred, as if such transactions had occurred on January 1, 1995: (1) the acquisition of Life Partners Group, Inc. (the "LPG Merger"); (2) the acquisition of all of the outstanding common stock of CCP Insurance, Inc. ("CCP"), not previously owned by Conseco, and related transactions (including the repayment of the existing $250.0 million revolving credit agreement); (3) the increase of Conseco's ownership in Bankers Life Holding Corporation ("BLH") to 90.5 percent, as a result of purchases of common shares of BLH by Conseco and BLH during 1995 and the first three months of 1996; (4) the issuance of 4.37 million shares of Preferred Redeemable Increased Dividend Equity Securities Convertible Preferred Stock ("PRIDES") of Conseco in January 1996; (5) the BLH tender offer for and repurchase of its 13 percent senior subordinated notes due 2002 and related financing transactions completed in March 1996 (the "BLH Tender Offer"); and (6) the debt restructuring of ALH in the fourth quarter of 1995. Such pro forma adjustments are set forth in Conseco's Current Report on Form 8-K dated August 2, 1996 and in Exhibit 99.1 included in Conseco's Current Report on Form 8-K dated April 10, 1996.

     The pro forma consolidated statement of operations data for Conseco for the six months ended June 30, 1996, set forth in the unaudited pro forma consolidated statement of operations under the column "Pro forma Conseco before the Series D Call and the ALH Transaction" reflect the prior application of certain pro forma adjustments for the following transactions, all of which have already occurred, as if such transactions had occurred on January 1, 1995: (1) the LPG Merger; (2) the issuance of 4.37 million shares of Conseco PRIDES in January 1996; and (3) the BLH Tender Offer. Such pro forma adjustments are set forth in Conseco's Current Report on Form 8-K dated August 2, 1996 and in
Exhibit 99.1 included in Conseco's Form 10-Q for the quarterly period ended June 30, 1996.

     The unaudited pro forma consolidated balance sheet as of June 30, 1996, gives effect to the Series D Call and the ALH Transaction as if each had occurred on June 30, 1996.

     The unaudited pro forma consolidated balance sheet data as of June 30, 1996, set forth in the unaudited pro forma consolidated balance sheet under the column "Pro forma Conseco before the Series D Call and the ALH Transaction" reflect the prior application of certain pro forma adjustments for the LPG Merger, which has already occurred. Such pro forma adjustments are set forth in Conseco's Current Report on Form 8-K dated August 2, 1996.

     The pro forma consolidated financial statements are based on the historical financial statements of Conseco and should be read in conjunction with the historical financial statements and notes included in Conseco's Form 10-Q for the quarterly period ended June 30, 1996, and in Conseco's Form 10-K for the year ended December 31, 1995. The pro forma data are not necessarily indicative of the results of operations or financial condition of Conseco had these transactions occurred on January 1, 1995, nor the results of future operations. Conseco anticipates cost savings and additional benefits as a result of the transactions included in the pro forma financial statements. Such benefits and any other changes that might have resulted from managements' changes have not been included as adjustments to the pro forma consolidated financial statements. Certain amounts from the prior periods have been reclassified to conform to the current presentation.

     The ALH Transaction will be accounted for using the step acquisition method of accounting. The unaudited pro forma consolidated financial statements reflect cost allocations for the ALH Transaction using estimated values of the assets and liabilities of ALH as of the assumed acquisition dates based on appraisals and other studies, which are not yet complete. Accordingly, the final allocations will be different than the amounts included in the accompanying pro forma consolidated financial statements. Although the final allocations will differ, the pro forma consolidated financial statements reflect management's best estimate based on currently available information as if the ALH Transaction had occurred on the assumed dates of acquisition.

                                     CONSECO
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     for the year ended December 31, 1995
                 (Amounts in millions, except per share amounts)
                                   (unaudited)

                                                               Pro forma
                                                                Conseco       Pro forma     Pro forma      Pro forma
                                                               before the     adjustments    Conseco      adjustments
                                                             Series D Call    relating to   before the    relating to   Pro forma
                                                                and the       the Series       ALH         the ALH       Conseco
                                                            ALH Transaction    D Call      Transaction    Transaction     totals
                                                            --------------      ------     -----------    -----------     ------


Revenues:
     Insurance policy income                                    $ 1,752.8                   $ 1,752.8      $     -        $ 1,752.8
     Investment activity:
         Net investment income                                    1,457.8                     1,457.8          3.8 (4)      1,461.1
                                                                                                              (0.5)(5)


         Net trading income                                           2.5                         2.5            -              2.5
         Net realized gains                                         203.9                       203.9         16.4 (4)        220.3
     Fee revenue                                                     33.9                        33.9            -             33.9
     Restructuring income                                            15.2                        15.2            -             15.2
     Other income                                                    12.6                        12.6            -             12.6
                                                                   ------                    --------       --------     ----------

            Total revenues                                        3,478.7                     3,478.7           19.7        3,498.4
                                                                  -------                    --------       --------     ----------

Benefits and expenses:
     Insurance policy benefits and change in future policy
        benefits                                                  1,261.4                     1,261.4            -          1,261.4
     Interest expense on annuities and financial products           758.5                       758.5            -            758.5
     Interest expense on notes payable                              132.9                       132.9          11.6 (5)       143.5
                                                                                                               (1.0)(6)

     Interest expense on investment borrowings                       30.2                        30.2                          30.2
     Amortization related to operations                             308.8                       308.8           1.5 (4)       307.3
                                                                                                              (21.1)(4)
                                                                                                               18.1 (4)
     Amortization related to realized gains                         133.6                       133.6          10.8 (4)       144.4
     Other operating costs and expenses                             356.4                       356.4                         356.4
                                                                   ------                    --------       ----------     --------

            Total benefits and expenses                           2,981.8                     2,981.8           19.9        3,001.7
                                                                 --------                    --------       ----------     --------

            Income (loss) before income taxes, minority interest
                and extraordinary charge                            496.9                       496.9            (.2)         496.7
Income tax expense (benefit)                                        193.4                       193.4           (1.6)(7)      192.3
                                                                                                                 0.5 (7)
                                                                   ------                     -------       ----------     --------
            Income (loss) before  minority interest  and
                extraordinary charge                                303.5                       303.5            0.9          304.4

Minority interest                                                    72.5                        72.5          (51.2)(8)       21.3
                                                                   ------                     -------         -------     ---------

            Income (loss) before extraordinary charge             $ 231.0                     $ 231.0         $ 52.1      $   283.1
                                                                   ======                      ======          ======     =========


Earnings per common share and common equivalent share:
     Primary:
         Weighted average shares outstanding                         66.8       8.9 (1)          75.7                          75.7
                                                                   ======      ====          =========                     ========
         Income before extraordinary  charge                        $3.18                       $3.05 (2)                     $3.74
                                                                   ======                    ========                       =======

     Fully diluted:
         Weighted average shares outstanding                        76.0                        76.0                          76.0
                                                                   ======                   =========                      ========
         Income before extraordinary  charge                        $3.04                       $3.04                         $3.72
                                                                   ======                   =========                      ========



 The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                       2

                                     CONSECO
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     for the six months ended June 30, 1996
                 (Amounts in millions, except per share amounts)
                                   (unaudited)

                                                              Pro forma
                                                               Conseco       Pro forma    Pro forma    Pro forma
                                                              before the    adjustments    Conseco    adjustments
                                                             Series D Call  relating to     before    relating to   Pro forma
                                                                and the     the Series     the ALH      the ALH      Conseco
                                                           ALH Transaction    D Call     Transaction  Transaction     totals
                                                           --------------- -----------   -----------  -----------     ------


Revenues:
     Insurance policy income                                   $  897.2                    $ 897.2   $  -            $ 897.2
     Investment activity:
         Net investment income                                    719.0                      719.0       0.6 (4)       719.4
                                                                                                        (0.2)(5)


         Net trading losses                                        (7.3)                      (7.3)      -             (7.3)
         Net realized gains                                        14.4                       14.4       1.0 (4)       15.4
     Fee revenue                                                   20.1                       20.1       -             20.1
     Restructuring income                                          30.4                       30.4       -             30.4
     Other income                                                  10.2                       10.2       -             10.2
                                                                -------                  ---------     -----         -------

            Total revenues                                      1,684.0                    1,684.0       1.4        1,685.4
                                                                -------                  ---------     -----        -------

Benefits and expenses:
     Insurance policy benefits and change in future policy
       benefits                                                   626.0                      626.0       -           626.0
     Interest expense on annuities and financial products         378.3                      378.3       -           378.3
     Interest expense on notes payable                             62.2                       62.2       5.8 (5)      67.6
                                                                                                        (0.4)(6)

     Interest expense on investment borrowings                     10.7                       10.7       -            10.7
     Amortization related to operations                           168.3                      168.3     (11.5)(4)     168.3
                                                                                                         0.7 (4)
                                                                                                        10.8 (4)
     Amortization related to realized gains                        14.2                       14.2       0.9 (4)      15.1
     Other operating costs and expenses                           157.9                      157.9                   157.9
                                                                -------                  ---------     -----       -------

            Total benefits and expenses                         1,417.6                    1,417.6       6.3       1,423.9
                                                                -------                  ---------     -----       -------

            Income (loss) before income taxes, minority
                interest and extraordinary charge                 266.4                      266.4      (4.9)        261.5
Income tax expense (benefit)                                      102.4                      102.4      (0.6)(7)     100.3
                                                                                                        (1.5)(7)
                                                                -------                  ---------     -----       -------
            Income (loss) before  minority interest  and
                extraordinary charge                              164.0                      164.0      (2.8)        161.2
Minority interest                                                  23.5                       23.5     (11.2)(8)      12.3
                                                                -------                  ---------     -----       -------

            Income (loss) before extraordinary charge          $  140.5                      140.5    $  8.4       $ 148.9
                                                                =======                  =========     =====       =======

Earnings per common share and common equivalent share:
     Primary:
         Weighted average shares outstanding                       68.3     8.7 (1)         77.0                     77.0
                                                                =======    =====          ========                =======
         Income before extraordinary  charge                      $1.93                    $1.82 (2)                $1.93
                                                                =======                   ========                =======

     Fully diluted:
         Weighted average shares outstanding                       77.8                       77.8                   77.8
                                                                =======                   ========                =======
         Income before extraordinary  charge                      $1.81                      $1.81                  $1.91
                                                                =======                   ========                =======



 The accompanying notes are an integral part of the pro forma consolidated financial statements.


                                     CONSECO
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  June 30, 1996
                              (Dollars in millions)
                                   (unaudited)

                                                                Pro forma
                                                                 Conseco     Pro forma     Pro forma    Pro forma
                                                                before the   adjustments    Conseco    adjustments
                                                              Series D Call  relating to   before the  relating to   Pro forma
                                                                 and the     the Series       ALH       the ALH       Conseco
                                                             ALH Transaction   D Call     Transaction  Transaction     totals
                                                             --------------    ------     -----------  -----------     ------
Assets
     Investments:
         Actively managed fixed maturity securities
            at fair value                                       $15,872.3      $    -        $15,872.3    $    -      $ 15,872.3


         Equity securities at fair value                             99.6                         99.6         -            99.6
         Mortgage loans                                             404.2                        404.2                     404.2
         Credit-tenant loans                                        309.7                        309.7         -           309.7
         Policy loans                                               528.7                        528.7         -           528.7
         Other invested assets                                      191.0                        191.0         -           191.0
         Trading account securities                                   0.7                          0.7                       0.7
         Short-term investments                                     217.3          (0.3)(3)      217.0      165.0 (9)      204.6
                                                                                                           (165.0)(9)
                                                                                                            (12.4)(9)

         Assets held in separate accounts                           271.6                        271.6        -            271.6
                                                                ---------      --------      ---------    -------      ---------

                Total investments                                17,895.1          (0.3)      17,894.8      (12.4)      17,882.4

     Accrued investment income                                      284.1            -           284.1         -           284.1
     Cost of policies purchased                                   1,794.8                      1,794.8     (178.4)(4)    1,893.6
                                                                                                            277.2 (4)

     Cost of policies produced                                      561.2                        561.2      (78.0)(4)      483.2
     Reinsurance receivables                                        374.6                        374.6         -           374.6
     Income taxes                                                   212.0                        212.0       (4.6)(7)      209.7
                                                                                                              2.3 (10)
     Goodwill                                                     1,508.0                      1,508.0       58.8 (4)    1,566.8

     Property and equipment                                          89.0                         89.0         -            89.0
     Securites segregated for future redemption
         of redeemable preferred stock of a
         Partnership II entity                                       40.7                         40.7         -            40.7
     Other assets                                                   234.2                        234.2         -           234.2
                                                                ---------      ---------     ---------    -------      ---------

                Total assets                                    $22,993.7      $    (0.3)    $22,993.4    $  64.9      $23,058.3
                                                                =========      =========     =========    =======      =========


 The accompanying notes are an integral part of the pro forma consolidated financial statements.


                                     CONSECO
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  June 30, 1996
                              (Dollars in millions)
                                   (unaudited)

                                                                Pro forma
                                                                 Conseco     Pro forma        Pro forma    Pro forma
                                                                before the   adjustments       Conseco    adjustments
                                                              Series D Call  relating to      before the  relating to   Pro forma
                                                                and the      the Series          ALH       the ALH       Conseco
                                                             ALH Transaction   D Call        Transaction  Transaction     totals
                                                            --------------     ------       -----------  -----------     ------



Liabilities:
     Insurance liabilities                                     $18,133.2         $ -           $18,133.2   $    -      $18,133.2
     Income tax liabilities
     Investment borrowings                                         516.6                           516.6                   516.6
     Other liabilities                                             457.9                           457.9                   457.9
     Liabilities related to separate accounts                      271.6                           271.6                   271.6
     Notes payable of Conseco                                      888.7                           888.7       25.0 (9)  1,198.5
                                                                                                              284.8 (11)

     Notes payable of Bankers Life Holding
         Corporation, not direct obligations of Conseco            297.9                           297.9       140.0 (9)   437.9
     Notes payable of Partnership II entities, not
         direct obligations of Conseco                             277.1                           277.1         7.7 (4)     0.0
                                                                                                              (284.8)(11)

                                                               ---------         -------      ----------    --------     --------

                Total liabilities                               20,843.0                        20,843.0       172.7     21,015.7
                                                               ---------         -------      ----------    --------     --------

Minority interest                                                  285.8                           285.8      (122.7)(12)   150.7
                                                                                                               (12.4)(12)

                                                               ---------         -------      ----------    --------     --------

Shareholders' equity:
     Preferred stock                                               536.5           (269.1)(3)      267.1          -         267.1
                                                                                      (.3)(3)
     Common stock and additional paid-in capital                   771.8            269.1 (3)     1,040.9                 1,040.9

     Unrealized appreciation (depreciation) of securities          (56.1)                          (56.1)                  (56.1)

     Retained earnings                                             612.7                           612.7        27.3 (13)   640.0

                                                               ---------         --------      ---------    --------      --------

                Total shareholders' equity                       1,864.9             (0.3)       1,864.6        27.3       1,891.9
                                                               ---------         --------      ---------    --------      --------

                Total liabilities and shareholders' equity     $22,993.7         $   (0.3)     $22,993.4    $   64.9     $23,058.3
                                                               =========         ========      =========    ========     =========



 The accompanying notes are an integral part of the pro forma consolidated financial statements.


                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

PRO FORMA ADJUSTMENTS

     TRANSACTIONS RELATED TO THE SERIES D CALL

     On August 27, 1996, Conseco called for redemption all outstanding shares of the Series D preferred stock at a redemption price plus accrued dividends of $52.916. At June 30, 1996, Conseco had approximately 5.7 million shares of Series D preferred stock outstanding with a carrying value of $269.4 million. Each Series D share is convertible at any time into shares of Conseco's common stock at a conversion price of $31.875 per common share (equivalent to 1.56860 shares of Conseco's common stock for each share of Series D preferred stock outstanding). The Series D preferred stock was redeemable at Conseco's option at any time subsequent to January 22, 1996, at a price of $52.275 per share (such price declines to $50 per share over the period through January 15, 2003). Dividends on the Series D preferred stock were paid quarterly at an annual rate of 6.5 percent. All outstanding shares of the Series D preferred stock were converted into common stock other than preferred shares with a carrying value of $.3 million which were redeemed in cash.

     Adjustments to give effect to the Series D Call are summarized below:

     (1) Primary weighted average shares outstanding are adjusted to reflect the issuance of common stock that each share of Series D preferred stock was converted into based on the stock's conversion provisions (1.56860 shares of Conseco's common stock for each share of Series D preferred stock converted). Such issuance had no effect on fully diluted average shares outstanding or fully diluted earnings per share since the Series D preferred stock was considered to have been converted for fully diluted calculations.

     (2) Primary earnings per share are adjusted to reflect the elimination of the Series D preferred stock dividend and the increase in the Conseco common shares outstanding.

     (3) Preferred stock is reduced and common stock and additional paid-in capital is increased to reflect the conversion effected by the Series D Call. In addition, short-term investments and preferred stock are reduced for the Series D preferred shares that were redeemed in cash.

     TRANSACTIONS RELATING TO THE ALH TRANSACTION

     On September 30, 1996, Conseco acquired all of the common stock of ALH, not previously owned by Conseco, for a purchase price of approximately $165 million. ALH's former shareholders, other than Conseco, received $23.00 per common share. In addition, Conseco purchased all outstanding payment-in-kind preferred stock of ALH, not owned by Conseco. These transactions were financed using available cash and additional borrowings under Conseco's credit facility (the "Conseco
Credit Agreement") and BLH's credit facility (the "BLH Credit Agreement"). Hereinafter ALH refers to ALH or the former subsidiaries of ALH.

     The sources and uses of the financing to complete the ALH Transaction are summarized below (dollars in millions):

     Sources of funds:
         Available Cash........................................................................     $ 12.4
         Conseco Credit Agreement..............................................................       25.0
         BLH Credit Agreement..................................................................      140.0
                                                                                                    ------

            Total sources......................................................................     $177.4
                                                                                                    ======

     Uses of funds:

         Purchase of all outstanding common stock of ALH, not owned by Conseco*................     $165.0
         Purchase of all outstanding payment-in-kind preferred stock of ALH,
            not owned by Conseco...............................................................       12.4
                                                                                                    ------

            Total uses.........................................................................     $177.4
                                                                                                    ======


                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

--------------------
     *Excludes approximately 1.2 million shares of ALH common stock which were distributed to Conseco, the general partner of Conseco Capital Partners II, L.P ("Partnership II"), based on the returns earned by the limited partners on the ALH investment as defined by Partnership II's Partnership Agreement. Conseco recognized a gain of approximately $25.0 million representing the value of the common stock distributed to Conseco from the limited partners (other than limited partners that are subsidiaries of Conseco).

     The pro forma adjustments are applied to the historical consolidated financial statements of Conseco using the step acquisition method of accounting. Under this method, the total purchase cost of the common stock of ALH, not already owned by Conseco, is allocated to the assets and liabilities acquired based on their relative fair values as of the date of acquisition, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. The values of the assets and liabilities of ALH included in Conseco's pro forma consolidated financial statements represent the combination of the following values: (1) the portion of ALH's net assets acquired by Conseco in the initial acquisition made by Partnership II is valued as of its acquisition date, September 29, 1994; (2) the portion acquired in the fourth quarter of 1995, is valued as of its assumed acquisition date; and (3) the portion of ALH's net assets acquired in the ALH Transaction is valued as of the assumed dates of acquisition.

     Adjustments to give effect to the ALH Transaction are summarized below:

     (4) As described above, the ALH Transaction is accounted for as a step acquisition. The accounts of ALH are adjusted to reflect the step acquisition method of accounting as if the ALH Transaction was completed on the assumed dates of acquisition.

     (5) Net investment income and interest expense are adjusted to reflect the sources of the financing to complete the ALH Transaction (net investment income is reduced for the lost investment income on cash used in the ALH Transaction and interest expense is increased to reflect the additional borrowing Transaction and under the Conseco Credit Agreement and the BLH Credit Agreement).

           A change in interest rates of .5 percent on the additional borrowings under the Conseco Credit Agreement and the BLH Credit Agreement used to complete the ALH Transaction would result in: (1) an increase (or decrease) in pro forma interest expense of $.8 million and $.4 million for the year ended December 31, 1995, and the six months ended June 30, 1996, respectively; and (2) a decrease (or increase) in pro forma net income of $.5 million and $.3 million for the same respective periods.

     (6) Interest expense is adjusted to reflect the fair value of ALH's subordinated debentures.

     (7) All pro forma adjustments are tax affected based on the appropriate rate for the specific item. In addition, tax expense is adjusted to reflect the reduction in tax expense as a result of Conseco's increased ownership of ALH.

     (8) Minority interest is reduced to eliminate the income attributable to the former shareholders of ALH and the preferred dividends on the payment-in-kind preferred stock of ALH, not owned by Conseco.

     (9) The sources and uses of the financing to complete the purchase of additional shares of ALH and related transactions (as summarized above) are recorded.

     (10) A tax benefit is recognized as a result of the release of deferred tax previously accrued on income related to ALH. Such deferred tax is no longer required since Conseco is permitted to file a consolidated tax return with ALH and the income to which this tax relates can be distributed to Conseco without the payment of tax.

     (11) Notes payable of Partnership II entities are reclassified as notes payable of Conseco since ALH is now a wholly owned subsidiary of Conseco.

     (12) Minority interest is reduced to eliminate the ownership interest of the former shareholders of ALH and the payment-in-kind preferred stock of ALH, not owned by Conseco prior to the ALH Transaction.



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


                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     (13) The retained earnings account is adjusted to reflect: (1) the gain representing the value of the common stock of ALH distributed to Conseco from the limited partners (other than limited partners which are subsidiaries of Conseco); and (2) the tax benefit recognized as described in entry (10) above.









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